NOTE AND WARRANT CONVERSION AGREEMENT

This NOTE AND WARRANT CONVERSION AGREEMENT (this “Agreement”) is entered into effective as of October 15, 2009 (the “Effective Date”) by and between ____________________, a(n) ______________ (the “Creditor”) and Freeze Tag, Inc., a Delaware corporation (the “Company”).

WITNESSETH

WHEREAS, Creditor is the holder of that certain Convertible Promissory Note dated ________ in the original principal amount of $_______________ (the “Note”);

WHEREAS, Creditor is also the holder of that certain Common Stock Purchase Warrants dated _____, entitling Creditor to acquire common stock of the Company equal to thirty percent (30%) of the original principal amount of the Note, at an exercise price of $0.01 per share (the “Warrant”);

WHEREAS, the Company has entered into various agreements that are anticipated to result in the Company (i) raising a minimum of $750,000, and a maximum of $1,250,000, (ii) filing a registration statement with the Securities and Exchange Commission (“SEC”) for the resale of shares of common stock sold to investors, including the Creditor, and (iii) applying to have the common stock of the Company listed for trading on the Over the Counter Bulletin Board (the “Transactions”);

WHEREAS, in anticipation of, but not contingent on, the completion of the Transactions, Creditor desires to convert the Note and Warrant into common stock of the Company on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows:

ARTICLE 1
ISSUANCE OF CONVERSION SHARES

1.1          Conversion Price; Note; Warrant.

(a)           After giving effect to a 5.31-to-1 forward stock split of the Company’s common stock, the offering price for the Company’s common stock in the Transactions will be $0.10 per share, which will be used as the conversion price (the “Conversion Price”) for the transactions contemplated by this Agreement.

(b)           As of the Effective Date, the outstanding principal and interest owed on the Note is $__________________.  Based upon the Conversion Price, the Note shall be converted into __________ shares of the Company’s common stock (the “Note Shares”).

(c)           Based on the Conversion Price, and after giving effect to the cashless exercise provisions of the Warrant, the Warrant shall be converted into _______ shares of the Company’s common stock (the “Warrant Shares” and, together with the Note Shares, the “Conversion Shares”).

1.2          Issuance of the Conversion Shares.  Upon the execution of this Agreement as provided in Section 4.1 hereto (the “Closing”), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, the Company shall issue to the Creditor, and Creditor shall accept from Company, the Conversion Shares.

1.3          Purchase Price.  The purchase price (“Purchase Price”), constituting full consideration for the sale, transfer and assignment of the Conversion Shares shall be the cancellation of the Note and the Warrant.

1.4          Instruments of Conveyance and Transfer.  The Company does not currently have a transfer agent, and does not want to incur the expense of hiring a transfer agent until after the completion of the Transactions.  Within a reasonable time following the completion of the Transactions, the Company shall deliver a certificate or certificates representing the Conversion Shares to the Creditor as shall be effective to vest in Creditor all right, title and interest in and to all of the Conversion Shares.

ARTICLE 2
REPRESENTATIONS AND COVENANTS OF COMPANY AND CREDITOR

2.1          Company hereby represents and warrants that:

(a)           It shall transfer title, in and to the Conversion Shares, to Creditor subject to the restrictions set forth in Paragraph 2.1(b) herein;

(b)           it shall deliver to Creditor certificates representing the Conversion Shares subject to a restrictive legend on the certificate(s), which legend shall provide as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR FROM THE ISSUANCE THEREOF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR (ii) UPON THE EXPRESS WRITTEN AGREEMENT OF THE COMPANY AND COMPLIANCE, TO THE EXTENT APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES.)

(c)           it has all requisite authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

(d)           All actions on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder has been taken or will be taken prior to the issuance of the Conversion Shares.  This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.  Upon their issuance the Conversion Shares will be validly issued, fully paid and nonassessable, will not violate any preemptive rights, rights of first refusal, or any other rights granted by the Company, and will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Creditor through no action of the Company; provided, however, that the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed.

(e)           All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Conversion Shares, or the consummation of any other transaction contemplated hereby shall have been obtained, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

(f)           If the Company at any time proposes to register any of its securities under the Act, including under an S-1 Registration Statement or otherwise, the Company will use its best efforts to cause the Conversion Shares to be registered under the Act (with the securities which the Company at the time propose to register).  All expenses incurred by the Company in complying with this section, including without limitation all registration and filing fees, listing fees, printing expenses, fees and disbursements of all independent accountants, or counsel for the Company and the expense of any special audits incident to or required by any such registration and the expenses of complying with the securities or blue sky laws of any jurisdiction shall be paid by the Company.

(g)           it intends to file a registration statement on Form S-1 with the SEC for the resale of shares of common stock held by its investors, including the Creditor, and intends to apply to have its common stock traded on the Over the Counter Bulletin Board.

2.2.          Creditor hereby represents and warrants that:

(a)           The Conversion Shares are being purchased by the Creditor and not by any other person, with the Creditor’s own funds and not with the funds of any other person, and for the account of the Creditor, not as a nominee or agent and not for the account of any other person.  On acceptance of this Agreement by the Company, no other person will have any interest, beneficial or otherwise, in the Conversion Shares.  The Creditor is not obligated to transfer Conversion Shares to any other person nor does the Creditor have any agreement or understanding to do so.  The Creditor is purchasing the Conversion Shares for investment for an indefinite period not with a present view to the sale or distribution of any part or all thereof by public or private sale or other disposition.  The Creditor has no present intention of selling, granting any participation in, or otherwise distributing or disposing of any the Conversion Shares.  The Creditor does not intend to subdivide the Creditor’s purchase of the Conversion Shares with any person.

(b)           The Creditor has been advised that the Conversion Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the Conversion Shares is to be effected and the Conversion Shares will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of section 4(2) of the Act under the respective rules and regulations of the Securities and Exchange Commission and any applicable state blue sky authority.  The Creditor understands that the Company is relying in part on the Creditor’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Creditor’s representations, the Creditor has in mind merely acquiring the Conversion Shares for resale on the occurrence or nonoccurrence of some predetermined event.  The Creditor has no such intention.

(c)           The Creditor, either alone or with the Creditor’s professional advisers (i) has such knowledge and experience in financial and business matters that the Creditor is capable of evaluating the merits and risks of an investment in the Conversion Shares; and (ii) has the capacity to protect the Creditor’s own interests in connection with the Creditor’s proposed investment in the Conversion Shares.

(d)           The Creditor acknowledges that the Creditor has been furnished with such financial and other information concerning the Company, the directors and officers of the Company, and the business and proposed business of the Company as the Creditor considers necessary in connection with the Creditor’s investment in the Conversion Shares.  The Creditor is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company and has discussed with officers of the Company any questions the Creditor may have had with respect thereto.  The Creditor understands:

(i)	The risks involved in this offering, including the speculative nature of the investment;

(ii)	The financial hazards involved in this offering, including the risk of losing the Creditor’s entire investment;

(iii)	The lack of liquidity and restrictions on transfers of the Conversion Shares; and

(iv)	The tax consequences of this investment.

The Creditor has consulted with the Creditor’s own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Creditor in the Conversion Shares and the merits and risks of an investment in the Conversion Shares.

(e)           Understanding that the investment in the Conversion Shares is highly speculative, the Creditor is able to bear the economic risk of such investment.

(f)           The Creditor, if not an individual, is empowered and duly authorized to enter into this Agreement under any governing document, partnership agreement, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision or the like; this Agreement constitutes a valid and binding agreement of the Creditor enforceable against the Creditor in accordance with its terms; and the person signing this Agreement on behalf of the Creditor is empowered and duly authorized to do so by the governing document or trust instrument, pension plan, charter, certificate of incorporation, bylaw provision, board of directors or stockholder resolution, or the like.

(g)           The Creditor is not subject to backup withholding because (i) the Creditor has not been notified that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) the Internal Revenue Service has notified the Creditor that he or she is not longer subject to backup withholding.

(h)           The Creditor hereby acknowledges and agrees that this Agreement is an offer by the Creditor to purchase the Conversion Shares, which offer may be accepted or declined by the Company.  The Creditor hereby further acknowledges that this Agreement does not constitute an offer by the Company to sell securities or a solicitation of an offer to buy securities.

ARTICLE 3
SALE OF THE SHARES

3.1          Without in any way limiting the representations and warranties herein, the Creditor further agrees that the Creditor will not pledge, hypothecate, sell, transfer, assign or otherwise dispose of any of the Conversion Shares in violation of any applicable securities laws.

ARTICLE 4
CLOSING AND DELIVERY OF DOCUMENTS

4.1          Closing.  The Closing shall be deemed to have occurred upon the date of signing of this Agreement.  Subsequent to the signing, the following shall occur as a single integrated transaction:

4.2          Delivery by the Company.

(a)           The Company shall deliver, or cause to be delivered, to Creditor the stock certificates and any and all other instruments of conveyance and transfer required by Section 1.4.

ARTICLE 5
TERMINATION, AMENDMENT AND WAIVER

5.1          Termination.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to delivery of the Purchase Price solely by the mutual written consent of all of the parties.

5.2          Waiver and Amendment.  Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof.  The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party’s right at a later time to enforce the same.  No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.  No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

5.3          Conversion of Debt.  In the event the Company is unsuccessful in raising at least $750,000 in equity funding pursuant to its Private Placement Memorandum contemplated by the Transactions, then during the thirty (30) days following the Termination Date (as set forth in the Private Placement Memorandum), Creditor may elect to convert the Conversion Shares back into a note and warrant identical to the Note and Warrant and return the Conversion Shares to the Company.

ARTICLE 6
MISCELLANEOUS

6.1          Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.  No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

6.2          Notices.  Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be delivered by facsimile or overnight courier to the following addresses:

To the Company:	Freeze Tag, Inc.
228 W. Main Street, 2nd Floor
Tustin, CA 92780
Facsimile No.: (714) 210-3851
Attn: President

with a copy to:	The Lebrecht Group, APLC
9900 Research Drive
Irvine, CA 92618
Facsimile No.: (949) 635-1240
Attn: Brian A. Lebrecht, Esq.

To Creditor:

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid.  Notice shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the next business day.

6.3          Choice of Law and Venue. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.  Any action brought by any party hereto shall be brought within the State of California, County of Orange.

6.4          Jurisdiction.  The parties submit to the jurisdiction of the Courts of the State of California or a Federal Court empanelled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement.

6.5          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

6.6          Attorneys’ Fees.  Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys’ fees exclusive of such amount of attorneys’ fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

6.7          Taxes.  Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment.  Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

6.8          No Interpretation Against Drafter.  This Agreement has been negotiated at arms length between persons sophisticated and knowledgeable in these types of matters.  Accordingly, any normal rules of construction that would require a court to resolve matters of ambiguities against the drafting party is hereby waived and shall not apply in interpreting this Agreement.

6.9          Indemnification.  The Creditor hereby agrees to indemnify and defend the Company and its directors and officers and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a)           Any breach of or inaccuracy in the Creditor’s representations, warranties or agreements herein;

(b)           Any disposition of any Conversion Shares contrary to any of the Creditor’s representations, warranties or agreements herein;

(c)           Any action, suit or proceeding based on (i) a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any director or officer of the Company under the Act, or (ii) any disposition of any Conversion Shares.

6.10        Successors.  The representations, warranties and agreements contained in this Agreement shall be binding on the Creditor’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.

“Creditor”	“Company”

Freeze Tag, Inc.,
a Delaware corporation

By: Craig Holland
Its: Chief Executive Officer

Exhibit A

TERM SHEET
for
NOTE, WARRANT, AND OPTION CONVERSIONS
FOR FREEZE TAG, INC.

Company:	Freeze Tag, Inc., a Delaware corporation

Creditor’s Conversion Amounts:	• Principal and Interest on Notes: $_______ - ______ shares • Warrant Conversion - _____ shares

Total	• Principal and Interest on Notes: $375,853.33 – approximately 3,758,534 shares
Conversion	• Warrant Conversions – approximately 837,000 shares
Amounts:	• Option Conversions – approximately 1,123,065 shares

Capital Raise:	Up to $1,250,000 at $0.10 per share – 12,500,000 shares

Price:	$0.10 per share

Capitalization:	Before the conversions and capital raise:
• There are 33,145,779 shares of common stock outstanding.

After the offering:
• There will be approximately 51,384,378 shares of common stock outstanding if all of the conversions are accomplished and the entire offering is sold.
• There will be no options, warrants, or convertible debts outstanding if all of the conversions are accomplished.

Future Capital Needs:	The Company has additional capital needs. The terms upon which the Company will be able to raise additional capital are unknown, and as a result investors will likely suffer future dilution.

Contact:	Craig Holland 228 W. Main Street, 2nd Floor Tustin, CA 92780 Telephone: (714) 210-3850 Email: craig@freezetag.com